UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Community First Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE	MEDIA & ANALYST CONTACTS: Community First Bankshares, Inc.: Jeff Wilhoit (312) 640-6757 jwilhoit@financialrelationsboard.com Carol Renner (701) 298-5709 IPR@CommunityFirst.com

COMMUNITY FIRST BANKSHARES, INC. POSTPONES ANNUAL MEETING

FARGO, N.D.—March 31, 2004—Community First Bankshares, Inc. (Nasdaq: CFBX) has postponed its Annual Meeting of Shareholders scheduled for April 20, 2004, at 10:00 a.m., in light of the company's merger agreement with BancWest Corporation. Community First currently expects that its Annual Meeting of Shareholders will be held in conjunction with the meeting at which its shareholders will vote on the merger with BancWest. Information relating to that meeting will be released when available.

About Community First Bankshares, Inc.

Community First Bankshares, Inc. is a bank holding company that operates Community First National Bank, which has 155 offices in 12 states—Arizona, California, Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota, Utah, Wisconsin and Wyoming. The banking offices are community banks that provide a full range of commercial and consumer banking services primarily to businesses and individuals in small and medium-sized communities and the surrounding market areas. Community First also owns insurance agencies in 47 communities operated through Community First Insurance, Inc.

This release contains forward-looking statements, including statements regarding anticipated timing of the transaction and possible performance of the combined company after the transaction is completed. Such statements reflect management's best judgment as of this date, but they involve risks and uncertainties that could cause actual results to differ materially from those presented. Factors that could cause such differences include, without limitation, (1) the possibility that regulatory approvals may be delayed or denied or that burdensome conditions may be imposed in connection with such approvals; (2) the possibility of customer or employee attrition following this transaction; (3) failure to fully realize expected cost savings from the transaction; (4) lower than expected revenues following the transaction; (5) problems or delays in bringing together the two companies; (6) the possibility of adverse changes in global, national or local economic or monetary conditions, (7) competition and change in the financial services business, and (8) other factors described in our recent filings with the Securities and Exchange Commission. Those factors or others could result, for example, in delay or termination of the transaction discussed above. Readers should carefully consider those risks and uncertainties in reading this release. Except as otherwise required by law, BancWest and Community First Bankshares disclaim any obligation to update any forward-looking statements included herein to reflect future events or developments.

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In connection with the proposed transaction between Community First and BancWest, Community First will be filing proxy statements and other materials with the Securities and Exchange Commission. Investors are urged to read the proxy statement and these materials when they are available because they contain important information.

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Community First and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction matters. Information regarding such individuals is included in Community First's proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the Securities and Exchange Commission concerning Community First and these individuals at the Securities and Exchange Commission's website at http://www.sec.gov. These materials and other documents may also be obtained for free from: Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124, Attn: Investor Relations.

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